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                             OFFICER'S CERTIFICATE

     THE UNDERSIGNED, Howard J. Tytel, the duly elected General Counsel, Secretary, Executive Vice President and Member of the Office of the
Chairman of SFX Entertainment, Inc., a Delaware corporation (the "Registrant"), does hereby certify as follows:

     (i) The Registrant has instructed its bank to transmit to the Securities and Exchange Commission (the "Commission") $14,403.00, representing the registration filing fee, by wire transfer of such amount from the Registrant's account to the Commission's account at Mellon Bank as soon as practicable but no later than the close of business February 12, 1999;

     (ii) The Registrant will confirm the bank's receipt of such instructions during regular business hours on February 12, 1999;

     (iii) The Registrant will not revoke such instructions;

     (iv) The Registrant has sufficient funds in the Registrant's account to cover the amount of the filing fee.

     IN WITNESS WHEREOF, I have executed this Certificate this 11th day of February 1999.


                                        /s/ Howard J. Tytel
                                        ----------------------------------
                                        General Counsel, Secretary,
                                          Executive Vice President and
                                          Member of the Office of the
                                          Chairman